Exhibit 99.2

FUJIAN JINJIANG CHENDAI ANSHENG SHOES & CLOTHING CO., LTD.
FINANCIAL STATEMENTS
September 30, 2010, 2009 and 2008
(Unaudited)

TABLE OF CONTENTS

Financial Statements:

Balance Sheets	F-2

Statements of Income and Comprehensive Income	F-3

Statements of Cash Flows	F-4

Notes to Unaudited Financial Statements	F-5 to F-10

FUJIAN JINJIANG CHENDAI ANSHENG SHOES & CLOTHING CO., LTD.

BALANCE SHEETS

	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,609,466	$12,789,430
Accounts receivable	14,676,312	7,514,749
Prepaid expenses	29,859	18,282
Inventories	4,379,919	3,443,210
Total Current Assets	40,695,556	23,765,671

Property and equipment, net	978,274	1,034,502

Land use rights, net	233,204	232,761

Total Assets	$41,907,034	$25,032,934

LIABILITIES AND OWNER'S EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$1,664,652	$1,170,070
Accounts payable	7,153,098	4,844,194
Other payable and accrued liabilities	2,574,262	448,453
Due to owner	44,789	43,878
Income taxes payable	391,620	263,844
Other taxes payable	454,865	394,076
Total Current Liabilities	12,283,286	7,164,515

Long-term bank loans	746,480	-

Total Liabilities	13,029,766	7,164,515
COMMITMENT AND CONTINGENCY
OWNER'S EQUITY:
Paid-in capital	1,607,769	1,607,769
Retained earnings	25,117,238	14,664,084
Statutory reserve	837,048	837,048
Accumulated other comprehensive income	1,315,213	759,518

Total Owner's Equity	28,877,268	17,868,419

Total Liabilities and Owner's Equity	$41,907,034	$25,032,934

See notes to unaudited financial statements

FUJIAN JINJIANG CHENDAI ANSHENG SHOES & CLOTHING CO., LTD.

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Nine Months Ended September 30,
	2010	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)

SALES	$59,785,118	$43,357,594	$27,761,081

COST OF SALES	42,698,016	30,811,272	20,098,452

GROSS MARGIN	17,087,102	12,546,322	7,662,629

OPERATING EXPENSES:
Selling expenses	1,934,570	1,351,761	675,092
Research and development expenses	154,246	143,441	111,245
General and administrative expenses	1,019,400	760,193	586,543

Total Operating Expenses	3,108,216	2,255,395	1,372,880

INCOME FROM OPERATIONS	13,978,886	10,290,927	6,289,749

OTHER INCOME (EXPENSE):
Interest income	40,562	15,095	15,301
Interest expense	(83,735)	(37,981)	(29,414)

Total Other Expense	(43,173)	(22,886)	(14,113)

INCOME BEFORE INCOME TAXES	13,935,713	10,268,041	6,275,636

INCOME TAXES	3,482,559	2,573,097	1,571,288

NET INCOME	$10,453,154	$7,694,944	$4,704,348

OTHER COMPREHENSIVE INCOME:

Foreign currency translation gain	555,695	23,634	424,197

COMPREHENSIVE INCOME	$11,008,849	$7,718,578	$5,128,545

See notes to unaudited financial statements

FUJIAN JINJIANG CHENDAI ANSHENG SHOES & CLOTHING CO., LTD.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2010	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,453,154	$7,694,944	$4,704,348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	113,114	111,754	108,199
Amortization of land use rights	4,315	4,298	4,202
Changes in assets and liabilities:
Accounts receivable	(6,883,922)	(4,702,195)	(3,323,407)
Prepaid expenses	(11,003)	(29,229)	-
Inventories	(850,187)	(122,082)	(352,022)
Accounts payable	2,169,979	363,200	780,474
Other payable and accrued liabilities	2,079,761	1,715,404	995,214
Income taxes payable	120,175	127,486	84,830
Other taxes payable	51,693	174,064	119,628
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,247,079	5,337,644	3,121,466

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(36,752)	(205)	(13,109)
NET CASH USED IN INVESTING ACTIVITIES	(36,752)	(205)	(13,109)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	2,369,286	1,169,162	428,641
Repayment of bank loans	(1,173,640)	(438,436)	(428,641)
Payment of dividend to owner	-	(4,384,356)	(2,857,608)
Proceeds from related parties	-	43,844	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,195,646	(3,609,786)	(2,857,608)

EFFECT OF FOREIGN CURRENCY FLUCTUATION ON CASH AND CASH EQUIVALENTS	414,063	20,847	326,517
NET INCREASE IN CASH AND CASH EQUIVALENTS	8,820,036	1,748,500	577,266
CASH AND CASH EQUILAVENTS – BEGINNING OF PERIOD	12,789,430	8,076,050	4,797,953
CASH AND CASH EQUIVALENTS – END OF PERIOD	$21,609,466	$9,824,550	$5,375,219

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$83,735	$37,981	$29,414
Cash paid for income taxes	$3,362,384	$2,445,610	$1,486,458

See notes to unaudited financial statements

FUJIAN JINJIANG CHENDAI ANSHENG SHOES & CLOTHING CO., LTD.
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Fujian Jinjiang Chendai Ansheng Shoes & Clothing Co., Ltd. (the “Company”) is a Chinese limited liability company and was formed under laws of the People’s Republic of China (the “PRC”) on July 25, 1995 with registered capital of $274,689 contributed by three owners Mr. Jinbiao Ding (50%), Mr. Choumou Ding (25%) and Ms. Jinfang Ding (25%), which was increased to $636,715 by the three owners proportionately on December 20, 2001. In September 2007, Mr. Choumou Ding and Ms. Jinfang Ding transferred their ownership to Mr. Jinbiao Ding, and Mr. Jinbiao Ding contributed additional $971,055 to the Company which increased the Company’s registered capital to $1,607,769. The Company is 100% owned by Mr. Jinbiao Ding since then. The Company engages in the design, production, and sales of shoes, clothes and other sports goods targeting the China domestic market.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

Management acknowledges its responsibility for the preparation of the accompanying unaudited interim financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its financial position and the results of its operations for the interim period presented. These unaudited financial statements should be read in conjunction with the summary of significant accounting policies and notes to financial statements for the year ended December 31, 2009.

The accompanying unaudited financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying balance sheets as of September 30, 2010 and December 31, 2009, and the related statements of income and comprehensive income and cash flows for the periods ended September 30, 2010, 2009 and 2008 include the Company only.

Recently issued accounting pronouncements

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. These disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have any material impact on the Company’s financial statements.

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this ASU did not have a material impact on the Company’s financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable as of September 30, 2010 and December 31, 2009 consisted of the following:

	September 30, 2010	December 31, 2009
	(Unaudited)
Accounts receivable	$14,676,312	$7,514,749
Less: allowance for doubtful accounts	-	-
Total	$14,676,312	$7,514,749

No allowance for doubtful accounts was recorded during the nine months ended September 30, 2010 and December 31, 2009 as management believes no accounts are uncollectible as of September 30, 2010 and December 31, 2009.

NOTE 4 - INVENTORIES

At September 30, 2010 and December 31, 2009, inventories consisted of the following:

	September 30, 2010	December 31, 2009
	(Unaudited)
Raw materials	$714,701	$601,332
Work in process	3,058,834	1,732,930
Finished goods	606,384	1,108,948
	$4,379,919	$3,443,210

NOTE 5 - PROPERTY AND EQUIPMENT, NET

At September 30, 2010 and December 31, 2009, property and equipment consist of the following:

	September 30, 2010	December 31, 2009
	(Unaudited)
Building and building improvements	$1,433,242	$1,404,084
Manufacturing equipment	795,589	748,001
Office equipment and furniture	66,851	60,253
	2,295,682	2,212,338
Less: accumulated depreciation	(1,317,408)	(1,177,836)
	$978,274	$1,034,502

For the nine months ended September 30, 2010, 2009 and 2008, depreciation expense amounted to $113,996, $111,754 and $108,199, of which $78,108, $75,572 and $73,883 was included in cost of sales, respectively.

As of September 30, 2010, the buildings with net value of $536,869 were pledged to collateralize long-term bank loans of $746,480 from Industrial and Commercial Bank of China Ltd. ("ICBC") Jinjiang Branch. As of December 31, 2009, the buildings with net value of $575,967 were pledged to collateralize short-term bank loans of $731,293 from Industrial and Commercial Bank of China Ltd. ("ICBC") Jinjiang Branch.

NOTE 6 – LAND USE RIGHTS, NET

At September 30, 2010 and December 31, 2009, land use rights consist of the following:

	Useful Life	September 30, 2010	December 31, 2009
		(Unaudited)
Land use rights	50 Years	$292,725	$286,769
Less: accumulated amortization		(59,521)	(54,008)
		$233,204	$232,761

Amortization expense for the nine months ended September 30, 2010, 2009 and 2008 amounted to $4,315, $4,298 and $4,202, respectively. Amortization of land use rights attributable to future periods is as follows:

Periods ending December 31:	Amount
(Unaudited)
2010	$1,952
2011	5,854
2012	5,854
2013	5,854
2014 and thereafter	213,690
Total	$233,204

As of September 30, 2010 and December 31, 2009, land use right with net value of $233,204 and $232,761, respectively,  was pledged to collateralize long-term bank loans of  $746,480 and short-term bank loan of $731,293 from Industrial and Commercial Bank of China Ltd. ("ICBC") Jinjiang Branch, respectively.

NOTE 7 – SHORT-TERM BANK LOANS

At September 30, 2010 and December 31, 2009, short-term bank loans consisted of the following:

	September 30, 2010	December 31, 2009
	(Unaudited)
Loan payable to Industrial and Commercial Bank of China, due on December 10, 2010 and bears an annual interest rate based on the benchmark interest rate multiplied by 1.30 and collateralized by its accounts receivables	$477,748	$-

Loan payable to Industrial and Commercial Bank of China, due on February 1, 2011 and bears an annual interest rate based on the benchmark interest rate multiplied by 1.05 and collateralized by its accounts receivables	261,268	-

Loan payable to Industrial and Commercial Bank of China, due on July 15, 2011 and bears an annual interest rate based on the benchmark interest rate multiplied by 1.05 and collateralized by its accounts receivables	477,748	-

Loan payable to Industrial and Commercial Bank of China, due on August 8, 2011 with annual interest of 5.5755% and guaranteed by Jinjiang Qiuzhi East Asia Shoes and Clothing Ltd.	447,888	-

Loan payable to Industrial and Commercial Bank of China, due on July 30, 2010 with annual interest of 6.903% and repaid on the due date.	-	438,777

Loan payable to Industrial and Commercial Bank of China, due on July 30, 2010 with annual interest of 6.903% and repaid on the due date.	-	731,293
	$1,664,652	$1,170,070

For the nine months ended September 30, 2010, 2009 and 2008, interest expense related to loans amounted to $83,735, $37,981 and $29,414, respectively.

The loan payable of $447,888 as of September 30, 2010 was guaranteed by Jinjiang Qiuzhi East Asia Shoe & Cloth Co., Ltd, an enterprise owned by Mr. Jinbiao Ding’s uncle. The loan payable of $438,777 as of December 31, 2009 was guaranteed by Jinjiang Qiuzhi East Asia Shoe & Cloth Co., Ltd. The loan payable of $731,293 as of December 31, 2009 was pledged by the buildings with net value of $575,967 and land use rights with net value of $232,761.

NOTE 8 – LONG-TERM BANK LOAN

The loan payable of $746,480 as of September 30, 2010 to Industrial and Commercial Bank of China is due on August 10, 2012 and bears an annual interest rate based on the China bank rate multiplied by 1.15 and collateralized by the buildings with net value of $536,869 and the land use right with net value of $233,204.

NOTE 9 – OTHER PAYABLE AND ACCRUED LIABILITIES

At September 30, 2010 and December 31, 2009, accrued expenses consist of the following:

	September 30, 2010	December 31, 2009
	(Unaudited)
Accrued payroll	$266,574	$429,055
Accrued sales incentive	2,284,230	-
Other liabilities	23,458	19,398
	$2,574,262	$448,453

According to the Company’s sales incentive policy, sales incentive is accrued for customers who exceeded annual targeted sales amount.

NOTE 10 – DUE TO OWNER

At September 30, 2010 and December 31, 2009, the amount of due to owner was $44,789 and $43,878, respectively, which represented the rent paid by the Company’s CEO and owner, Mr. Jinbiao Ding, for the Company.

NOTE 11 – INCOME TAXES PAYABLE

The Company accounts for income taxes pursuant to the accounting standards that requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  Additionally, the accounting standards require the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carryforwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain. The company recognized no deferred tax asset or liability as of September 30, 2010 and December 31, 2009.

The Company is governed by the Income Tax Law of the People’s Republic of China. In the nine months ended September 30, 2010, 2009 and 2008, under the Income Tax Laws of PRC, the Company is subject to an income tax at an effective rate of 25%, on income reported in the statutory financial statements after appropriate tax adjustments.

The Company’s effective income tax rate was 25.0%, 25.1% and 25.0% for the nine months ended September 30, 2010, 2009 and 2008, respectively. The difference between effective tax rate and statutory tax rate primarily represented the tax effects on non-taxable income and non-deductible expenses.

NOTE 12– OTHER TAXES PAYABLE

The following table reflects other taxes payable as of September 30, 2010 and December 31, 2009:

	September 30, 2010	December 31, 2009
	(Unaudited)
Value added taxes	$414,174	$361,538
Other taxes	40,691	32,538
Total	$454,865	$394,076

NOTE 13 – STATUTORY RESERVES

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with PRC Corporation Law. Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC accounting regulations until the reserve is equal to 50% of the entities’ registered capital or members’ equity. The Company did not make any such appropriation for the nine months ended September 30, 2010, 2009 and 2008 since the reserve balance as of December 31, 2007 reached 50% of its registered capital. The accumulated balance of the statutory reserve of the Company as of September 30, 2010 and December 31, 2009 was $837,048.

In accordance with the PRC laws and regulations, the Company is restricted in their ability to transfer a portion of its net assets to the Company’s owner in the form of dividends. This portion $837,048, as of September 30, 2010, represents the accumulated balance of statutory reserve maintained by the Company.

NOTE 14 – CONCENTRATIONS

As of September 30, 2010 and December 31, 2009, the Company held cash in banks of $21,609,466 and $12,789,430, respectively that is uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Company primarily place cash deposits only with large financial institution in the PRC with acceptable credit rating.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Customers

During the nine months ended September 30, 2010, one customer accounted for 10% of the Company’s total sales. During the nine months ended September 30, 2009, one customer accounted for 11% of the Company’s total sales. During the nine months ended September 30, 2008, two customers accounted for 22% of the Company’s total sales.

Suppliers

One supplier provided 16% of the Company’s purchases of raw materials for the nine months ended September 30, 2010. One supplier provided 10% of the Company’s purchases of raw materials for the nine months ended September 30, 2009. One supplier provided 11% of the Company’s purchases of raw materials for the nine months ended September 30, 2008.

NOTE 15 – COMMITMENT AND CONTINGENCIES

On June 1, 2009, the Company leased office space under an operating lease that expires on May 31, 2012. Future minimum rental payments required under the operating lease are as follows:

Period Ending December 31:
2010	$27,470
2011	44,789
2012	18,662

Total	$90,921

 NOTE 16 – SUBSEQUENT EVENTS

Management has considered all events occurring after September 30, 2010, to the date the financial statements have been available to be issued, and has determined that there are no such events that are material to the financial statements.

Effective December 13, 2010, pursuant to the terms of a share exchange agreement entered into on September 15, 2010 but was not approved by the PRC government and effective until December 13, 2010, the Company sold 100% of its shares to Ansheng (HK) Holding Limited (“Ansheng (HK)”), a company incorporated under the laws of Hong Kong on June 18, 2010. Ansheng (HK) is a 100% owned subsidiary of ANBAILUN International Holdings Limited (“ANBAILUN”), a holding company incorporated on April 12, 2010 under the Law of British Virgin Islands.

On February 11, 2011, ANBAILUN entered into a Share Exchange Agreement with Westergaard.com, Inc. and its shareholders. Pursuant to the terms of the Exchange Agreement, the shareholders of ANBAILUN will transfer to the Westergaard.com, Inc. all of the shares of ANBAILUN in exchange for the issuance of 33,949,212 shares of the common stock of Westergaard.com, Inc. As a result of the Share Exchange, ANBAILUN will become a wholly-owned subsidiary of Westergaard.com, Inc. and Westergaard.com, Inc. will be a holding company. According, effective February 11, 2011, the Company is a 100% wholly-owned subsidiary of Westergaard.com, Inc.